Exhibit 10.1

CONSENT AND SECOND AMENDMENT TO CREDIT AGREEMENT

THIS CONSENT AND SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of August 3, 2026 (the “Second Amendment Closing Date”), is entered into by and among the undersigned with respect to that certain Credit Agreement, dated as of September 26, 2024, by and among IMAGE SOLUTIONS, LLC, a North Carolina limited liability company (“Borrower 1”), STEEL BRIDGE ACQUISITION LLC, a Delaware limited liability company (“Borrower 2”, and, together with Borrower 1, individually and collectively, “Borrower”), and AVIDBANK, a California banking corporation (“Bank”) (as amended and as may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein but not defined shall have the meanings given to such terms in the Credit Agreement.

RECITALS

WHEREAS, pursuant to the Credit Agreement, Bank made available to Borrower a $7,750,000.00 term loan (the “Term Loan”), and a $500,000.00 revolving line of credit (the “Revolving Loans”; together with the Term Loan, collectively, the “Loans”). Borrower’s obligation to repay all sums advanced pursuant to the Loans together with interest thereon is secured by various liens on and security interests in Borrower’s assets.

WHEREAS, Borrower has notified Bank that Borrower intends to acquire substantially all of the Assets of ROMEO COMPUTER COMPANY, INC., a Michigan corporation (“Romeo”) pursuant to that certain Asset Purchase Agreement (the “Romeo Asset Purchase Agreement”) dated as of August 1, 2026, by and among Borrower 1, Romeo, and the Owners of Romeo party thereto, to be closed and consummated on the Closing Date (as such term is defined in the Romeo Asset Purchase Agreement) in exchange for aggregate consideration of $2,340,000 pursuant to the Romeo Asset Purchase Agreement (such transaction, the “Romeo Asset Purchase”).

WHEREAS, pursuant to Section 6.4 of the Credit Agreement, Borrower is required to obtain Bank’s prior written consent before consummating the Romeo Asset Purchase.

WHEREAS, Borrower has requested that Bank (a) consent to the Romeo Asset Purchase, (b) make a supplemental term loan to Borrower to refinance the Term Loan and partially finance the Romeo Asset Purchase, and (c) amend certain other provisions in the Credit Agreement as more specifically set forth herein, and upon consideration of Borrower’s request, Bank has agreed to do so, subject to and upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the matters set forth in the Recitals hereto and of the covenants and provisions herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

AGREEMENT

Section 1. Outstanding Obligations under the Credit Facilities. Borrower represents and warrants to Bank that on the Second Amendment Closing Date, immediately prior to the closing of this Amendment, (i) the aggregate outstanding principal balance of the Term Loan is $6,264,583.41, and (ii) the outstanding principal balance of the Revolving Loans is $0.00. Borrower represents and warrants to Bank that all of such sums are due and owing Bank, without offset or defense of any kind or nature and in the event Borrower has any offsets or defenses thereto, Borrower hereby irrevocably waives all such offsets and defenses. Borrower acknowledges and agrees that there is no further availability to borrow under the Term Loan and that the provisions of this Amendment shall supersede all prior agreements with respect to the Loans. Borrower and Bank agree that the Term Loan shall be repaid in full and no longer in effect upon the closing of this Amendment on the Second Amendment Closing Date using the proceeds of the Supplemental Term Loan. Borrower and Bank acknowledge and agree that no Early Termination Fee shall be due in connection with the repayment of the Term Loan pursuant to this Amendment

Section 2.        Consent.

(a)    Consent. Subject to Borrower’s satisfaction of the terms and conditions of this Amendment, Bank consents to the Romeo Asset Purchase. Subject to the terms and conditions of the immediately prior sentence, the consummation of the Romeo Asset Purchase does not, in and of itself, constitute a Default or “Event of Default” under Section 6.4 of the Credit Agreement. Bank’s agreement to consent to the Romeo Asset Purchase shall in no way obligate Bank to make any other modifications to the Credit Agreement or to waive compliance with any other terms of the Loan Documents, and shall not limit or impair Bank’s right to demand strict performance of all other terms and covenants as of any date. The consent set forth herein shall not be deemed or otherwise be construed to constitute a consent or waiver of any provisions of the Credit Agreement or any other terms of the Loan Documents in connection with any other transaction.

(b)    Asset Purchase Documents. Borrower has delivered to Bank true, correct and complete executed copies of the Romeo Asset Purchase Agreement, including all schedules and exhibits, and the other material documents which will effect the Romeo Asset Purchase (the “Romeo Asset Purchase Documents”). The Romeo Asset Purchase will be effected, closed and consummated pursuant to, and substantially in accordance with, the terms and conditions of the Romeo Asset Purchase Documents, and with all applicable laws.

Section 3. Amendments to Credit Agreement. Effective as of the satisfaction of the conditions precedent in Section 4 hereof, the Credit Agreement is hereby amended as follows:

(a)          Summary of Credit Terms. The “Summary of Credit Terms” is hereby amended by deleting it in its entirety and replacing it with the following:

SUMMARY OF CREDIT TERMS
Credit Agreement Section	Credit Terms
Section 1.1 – Revolving Credit Commitment	$500,000.00
Section 1.1 – Revolving Loans Maturity Date	August 3, 2029
Section 1.2(a) – Term Loan Commitment	The Term Loan will be repaid in full on the Second Amendment Closing Date with the proceeds of the Supplemental Term Loan
Section 1.2(b) – Term Loan Amortization Payments	The Term Loan will be repaid in full on the Second Amendment Closing Date with the proceeds of the Supplemental Term Loan

Section 1.2(b) – Term Loan Maturity Date	The Term Loan will be repaid in full on the Second Amendment Closing Date with the proceeds of the Supplemental Term Loan
Section 1.3(a) – Supplemental Term Loan Commitment	$7,750,000.00
Section 1.3(b) – Supplemental Term Loan Amortization Payments	Loan Year	Monthly Principal Payment
	1	$64,583.33

	2	$64,583.33

	3	$96,875.00

	4	$96,875.00

	5	$129,166.67

	6	$129,166.67

Section 1.3(b) – Supplemental Term Loan Maturity Date	August 3, 2032
Section 1.4(a)(i) – Prime Lending Rate for Revolving Loans	The greater of (a) the Prime Rate plus 0.50% (50 basis points) per annum, or (b) 6.50% (650 basis points) per annum
Section 1.4(a)(ii) – Prime Lending Rate for the Term Loan	The Term Loan will be repaid in full on the Second Amendment Closing Date with the proceeds of the Supplemental Term Loan
Section 1.4(a)(iii) – Prime Lending Rate for the Supplemental Term Loan	The greater of (a) the Prime Rate plus 0.50% (50 basis points) per annum, or (b) 6.50% (650 basis points) per annum
Section 1.13(a) – Revolving Credit Commitment Fee	$3,750.00

Section 1.13(b) – Term Loan Commitment Fee	$77,500.00 (Paid on September 26, 2024)
Section 1.13(c) – Supplemental Term Loan Commitment Fee	$14,854.17
Section 2.1(a) – Letter of Credit Sublimit	$0.00
Section 6.15(a) – Fixed Charge Coverage Ratio	Fiscal Quarter	Minimum Fixed
	Ending: September 30, 2026 and each Fiscal Quarter ending thereafter	Charge Coverage Ratio: 1.15:1.00
Section 6.15(b) – Senior Leverage Ratio	Fiscal Month or	Maximum Senior
	Quarter Ending	Leverage Ratio:

	July 31, 2026 and each Fiscal Month or Fiscal Quarter ending thereafter as required pursuant to Section 6.15(b)*	3.00:1.00

*If the Senior Leverage Ratio, measured as of the end of any Fiscal Month, is less than or equal to 2.50:1.00, then the next test will be on the last day of the current or next Fiscal Quarter, as applicable

(a)          Supplemental Term Loan. Section 1.3 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

1.3          Supplemental Term Loan.

(a)    Supplemental Term Loan. Provided that no Event of Default or Default has occurred and is continuing, and subject to the other terms and conditions hereof, Bank agrees to make a supplemental term loan (the “Supplemental Term Loan”) to Borrower on or about the Second Amendment Closing Date, in an original principal amount equal to the Supplemental Term Loan Commitment, the proceeds of which shall only be used for the purposes allowed in Section 6.1(b). Bank shall make the proceeds of the Supplemental Term Loan available to Borrower on the Second Amendment Closing Date by transferring same day funds pursuant to the Second Amendment Flow of Funds Agreement.

(b)    Amortization. Borrower shall pay monthly principal reduction payments on the Supplemental Term Loan, in the amounts set forth in Section 1.3(b) of the Summary of Credit Terms. Each such payment shall be due and payable on the first Business Day of each month commencing on the first Business Day of the first month following the Second Amendment Closing Date and continuing on the first Business Day of each succeeding month. On the Supplemental Term Loan Maturity Date, Borrower shall pay to Bank the entire unpaid principal balance of the Supplemental Term Loan together with all accrued but unpaid interest thereon.

(c)    Voluntary Prepayments. On or prior to August 3, 2029, Borrower may prepay the Supplemental Term Loan at any time in whole or in part, provided that concurrent with any such prepayment, Borrower shall pay the Supplemental Term Loan Prepayment Fee in accordance with Section 1.13(e). After August 3, 2029, Borrower may prepay the Supplemental Term Loan at any time, in whole or in part, without penalty or premium. All such principal amounts repaid or prepaid may not be reborrowed. Borrower shall give Bank at least three (3) Business Days’ prior written notice of any prepayment. All prepayments shall be applied toward scheduled principal reduction payments owing under Section 1.3(b) in inverse order of maturity.

(b)           Interest Rates. Section 1.4(a) of the Credit Agreement is hereby amended by adding the following new clause (iii) immediately following clause (ii):

(iii)    Supplemental Term Loan. Subject to the terms and conditions hereof, the Supplemental Term Loan shall bear interest at the Prime Lending Rate for the Supplemental Term Loan.

(c)           Fees. Sections 1.13(a), 1.13(c), and 1.13(e) of the Credit Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

(a) Revolving Credit Commitment fees (collectively, the “Revolving Credit Commitment Fee”) in the amount set forth in Section 1.13(a) of the Summary of Credit Terms. The Revolving Credit Commitment Fee shall be fully earned and nonrefundable, and shall be due and payable on the Second Amendment Closing Date. In the event that Bank shall agree to extend the Revolving Loans Maturity Date, in its sole and absolute discretion, then the Revolving Credit Commitment Fee shall be again due and payable again as provided in any amendment to this Agreement executed by Borrower and Bank to document any such extension.

(c)           A Supplemental Term Loan Commitment fee (the “Supplemental TermLoan Commitment Fee”) in the amount set forth in Section 1.13(c) of the Summary of Credit Terms. The Supplemental Term Loan Commitment Fee shall be fully earned and nonrefundable, and shall be due and payable on the Second Amendment Closing Date.

(e) If, (x) on or prior to August 3, 2027, (A) Bank accelerates the Supplemental Term Loan following an Event of Default, or (B) Borrower voluntarily prepays the Supplemental Term Loan, then Borrower shall pay to Bank, as liquidated damages, a prepayment fee in an amount equal to one and one-quarter of one percent (1.25%) of the amount of the Supplemental Term Loan so prepaid, (y) after August 3, 2027, but on or prior to August 3, 2028, (A) Bank accelerates the Supplemental Term Loan following an Event of Default, or (B) Borrower voluntarily prepays the Supplemental Term Loan, then Borrower shall pay to Bank, as liquidated damages, a prepayment fee in an amount equal to one percent (1.00%) of the amount of the Supplemental Term Loan so prepaid, or (z) after August 3, 2028, but on or prior to August 3, 2029, (A) Bank accelerates the Supplemental Term Loan following an Event of Default, or (B) Borrower voluntarily prepays the Supplemental Term Loan, then Borrower shall pay to Bank, as liquidated damages, a prepayment fee in an amount equal to three-quarters of one percent (0.75%) of the amount of the Supplemental Term Loan so prepaid (collectively, the “Supplemental Term Loan Prepayment Fee”). The Supplemental Term Loan Prepayment Fee shall be due and payable concurrently with any prepayment of the Supplemental Term Loan on or prior to August 3, 2029, provided that no Supplemental Term Loan Prepayment Fee shall be due in connection with (A) voluntary prepayments of the Supplemental Term Loan in a Loan Year to the extent that (x) the sum of the amount of such prepayment plus the amount of any other voluntary prepayments of the Supplemental Term Loan made during such Loan Year plus the scheduled payments of principal of the Supplemental Term Loan during such Loan Year, would exceed (y) the product of the total amount advanced pursuant to the Supplemental Term Loan as of the date of determination multiplied by fifteen percent (15%), or (B) voluntary prepayments of the Supplemental Term Loan in connection with a refinancing by Bank.

(d)    Application of Net Proceeds and Extraordinary Receipts. Section 1.14(f) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(f)                     Application of Net Proceeds and Extraordinary Receipts. Except as otherwise required under Section 12.9 of the Security Agreement, all Net Proceeds and payments of Extraordinary Receipts received by Bank pursuant to this Section 1.14 shall be applied:

(i)      FIRST toward principal payments owing on the Supplemental Term Loan in inverse order of maturity until paid in full, and

(ii)     SECOND toward outstanding Revolving Loans until paid in full.

(e)                         Conditions Subsequent to all Loans and Letters of Credit. Section 3.3 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following;

3.3                       Conditions Subsequent to all Loans and Letters of Credit. Bank’s obligation hereunder to make any Loans to Borrower, and Bank’s obligation to issue any Letters of Credit, is further subject to and contingent upon the fulfillment of the following conditions subsequent to the satisfaction of Bank:

(a)    Borrower shall deliver to Bank, no later than 15 days after the Second Amendment Closing Date (or such later date as determined by Bank in its Permitted Discretion), for each First Citizens Account, either (i) an executed control agreement for such account in favor of Bank, in form and substance satisfactory to Bank, or (ii) evidence satisfactory to Bank that such account has been closed, and all funds held therein have been transferred to an account with Bank.

(b)    Borrower shall deliver to Bank, no later than 30 days after the Second Amendment Closing Date (or such later date as determined by Bank in its Permitted Discretion), an executed Collateral Access Agreements for the leased property located at (i) 12 National Avenue, Fletcher, North Carolina 28732, and (ii) 105 Peyerk Court, Romeo, Michigan 48065, each in form and substance satisfactory to Bank.

(c)    Borrower shall deliver to Bank, no later than 30 days after the Second Amendment Closing Date (or such later date as determined by Bank in its Permitted Discretion), additional insured and lender’s loss payee endorsements to the insurance certificates required by Section 5.5, in form and substance reasonably satisfactory to Bank.

(f)      Collateral Reporting and Financial Statements. Sections 5.3 (e) and (f) of the Credit Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

(e)    as soon as available but not later than one hundred fifty (150) days after the end of each Fiscal Year commencing with the Fiscal Year ending December 31, 2024, a complete copy of Borrower’s and its Subsidiaries’ Consolidated and Consolidating audited Financial Statement, which shall include at least Borrower’s and its Subsidiaries’ balance sheet as of the close of such Fiscal Year, and Borrower’s and its Subsidiaries’ statement of income and retained earnings and statement of cash flow for such Fiscal Year, commencing with Fiscal Year ending December 31, 2026, setting forth in each case in comparative form, as applicable, the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, accompanied by a report and opinion certified by a certified public accountant selected by Borrower and satisfactory to Bank, which report and opinion shall not be subject to any “going concern” or like qualification or exception or any qualifications or exceptions as to the scope of such review;

(f)    as soon as available but not later than five (5) Business Days after the end of each Fiscal Month, copies of all bank statements for the First Citizens Accounts;

(g)    Cash Management Services. Section 5.11 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

5.11 Cash Management Services. Within sixty (60) days after the Closing Date (or such later date as determined by Bank in its Permitted Discretion) (provided that, for Cash Management Services previously maintained by Romeo, such period shall be sixty (60) days after the Second Amendment Closing Date (or such later date as determined by Bank in its Permitted Discretion)), maintain and cause its Subsidiaries to maintain their primary Cash Management Services with Bank. Borrower may maintain the First Citizens Accounts, but shall not permit the aggregate balance of the First Citizens Accounts to exceed One Hundred Thousand Dollars ($100,000) as of the end of each Business Day, as confirmed by the bank statements delivered pursuant to Section 5.3(f).

(h)    Use of Funds; Margin Regulation. Section 6.1(b) of the Credit Agreement is herebyamended by deleting it in its entirety and replacing it with the following:

(b)          Use any proceeds of the Supplemental Term Loan for any purpose other than (i) to repay the Term Loan on the Second Amendment Closing Date, and (ii) to pay amounts owing to Romeo on the Second Amendment Closing Date in accordance with the Romeo Asset Purchase Documents and for related costs, fees and expenses; or

(i)      Amended Defined Terms. The following terms and their respective definitions set forth in Section 1 of Annex 1 to the Credit Agreement are hereby deleted in their entirety and replaced with the following:

“Borrowing Base” means, as of the date of determination, eighty-five percent (85%) (provided that, for dates of determination prior to the date Borrower satisfies the Romeo A/R Exam Milestone, such percentage shall be seventy-five percent (75%)) of the Eligible Accounts minus the Reserves; provided, however, Bank may reduce the advance rates, in its sole and absolute discretion, without declaring an Event of Default if it reasonably determines that there has occurred a Material Adverse Effect; provided, further, that Bank may also decrease or increase the advance rates, in its Permitted Discretion, to address the results of any audit or appraisal performed by Bank from time to time after the Closing Date.

“Commitments” means the Revolving Credit Commitment, the Term Loan Commitment, and the Supplemental Term Loan Commitment.

“Fees” means the Revolving Credit Commitment Fee, the Term Loan Commitment Fee, the Supplemental Term Loan Commitment Fee, the Late Payment Fee, the Documentary Letter of Credit Fees, the Standby Letter of Credit Fees, the Supplemental Term Loan Prepayment Fee, and the Audit Fees.

“Flow of Funds Agreement” means, individually and collectively, (i) that certain Flow of Funds Agreement, dated as of the Closing Date, entered into by and between Bank and Borrower, and (ii) the Second Amendment Flow of Funds Agreement.

“Interest Payment Date” means (a) with respect to the Revolving Loans, the first day of each and every month, and the Revolving Loans Maturity Date, (b) with respect to the Term Loan, the first day of each and every month, and the Term Loan Maturity Date, and (c) with respect to the Supplemental Term Loan, the first day of each and every month, and the Supplemental Term Loan Maturity Date.

“Loans” means the Revolving Loans, the Term Loan, and the Supplemental Term Loan (each, a “Loan”).

“Loan Year” means each three hundred sixty-five (365) day period (or three hundred sixty-six (366) day period in the case of any such period that includes February 29) commencing on the Second Amendment Closing Date, and each anniversary of the Second Amendment Closing Date.

“Prime Lending Rate” (a) with respect to the Revolving Loans, has the meaning set forth in Section 1.4(a)(i) of the Summary of Credit Terms, (b) with respect to the Term Loan, has the meaning set forth in Section 1.4(a)(ii) of the Summary of Credit Terms, and (c) with respect to the Supplemental Term Loan, has the meaning set forth in Section 1.4(a)(iii) of the Summary of Credit Terms.

(j)          Additional Defined Terms. The following terms and their respective definitions are hereby added to Section 1 of Annex 1 to the Credit Agreement in alphabetical order:

“First Citizens Accounts” means, collectively, the deposit accounts numbered 005611488669, 005611863465 and 005623037590 held with First-Citizens Bank & Trust Company, and any successor account approved by Bank in writing in its sole discretion.

“Romeo” means ROMEO COMPUTER COMPANY, INC., a Michigan corporation.

“Romeo A/R Exam Milestone” means that Bank has (i) received, in form and substance satisfactory to Bank, the results of an examination of the Accounts pursuant to Section 5.2(b), including, but not limited to, the Romeo Accounts, and (ii) confirmed in writing that such examination is satisfactory.

“Romeo Accounts” means the Accounts of Romeo acquired by Borrower pursuant to the Romeo Asset Purchase Documents.

“Romeo Asset Purchase Documents” has the definition set forth in the Second Amendment.

“Second Amendment” means that certain Consent and Second Amendment to Credit Agreement by and among Borrower and Bank dated as of the Second Amendment Closing Date.

“Second Amendment Closing Date” means August 3, 2026.

“Second Amendment Flow of Funds Agreement” means that certain Flow of Funds Agreement, dated as of the Second Amendment Closing Date, entered into by and between Bank and Borrower.

“Supplemental Term Loan” has the meaning given to such term in Section 1.3(a).

“Supplemental Term Loan Commitment” has the meaning given to such term in Section 1.3(a) of the Summary of Credit Terms.

“Supplemental Term Loan Commitment Fee” has the meaning set forth in Section 1.13(c).

“Supplemental Term Loan Maturity Date” has the meaning given to such term in Section 1.3(b) of the Summary of Credit Terms.

“Supplemental Term Loan Prepayment Fee” has the meaning set forth in Section 1.13(e).

(k)    Debt Service. Clauses (a) and (c) of the definition of “Debt Service” set forth in Section 1 of Annex 1 of the Credit Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

(a)          the scheduled principal payments on the Supplemental Term Loan for the twelve (12) months following the date of determination, plus

(c)          principal payments on Borrower’s Consolidated long-term Debt (excluding the Term Loan and the Supplemental Term Loan but including the Subordinate Debt, and the principal portion of the Borrower’s and Subsidiaries Consolidated Finance Lease Obligations) for the rolling 4 Fiscal Quarter period ended on the date of determination, plus

(l)    Eligible Accounts. Bank and Borrower acknowledge and agree that,

notwithstanding any provision of the definition of “Eligible Accounts” set forth in Section 1 of Annex 1 of the Credit Agreement to the contrary, for any date of determination prior to the date Borrower satisfies the Romeo A/R Exam Milestone, the calculation of Eligible Accounts shall not include the Romeo Accounts.

(m)    Compliance Certificate. The form of Compliance Certificate attached as Exhibit 5.3(c) to the Credit Agreement is hereby deleted in its entirety and replaced with the form of Compliance Certificate attached as Exhibit 5.3(c) hereto. All references in the Credit Agreement to the Compliance Certificate shall refer to the certificate attached as Exhibit 5.3(c) hereto.

Section 4. Conditions to Effectiveness of Amendment. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent in Bank’s discretion:

(a)    Representations and Warranties. The representations and warranties set forth in Section 5 hereof shall be true and correct (and Borrower so certifies by its signature below) as of the Second Amendment Closing Date.

(b)    No Default or Event of Default. No Default or Event of Default shall exist or be continuing as of the Second Amendment Closing Date.

(c)    Execution of Amendment Documents. Bank shall have received a fully-executed copy of (i) this Amendment, signed by each Borrower and Bank, (ii) an updated Perfection Certificate, signed by each Borrower, (iii) the Second Amendment Flow of Funds Agreement, and (iv) such related due diligence items as Bank shall reasonably require in connection with this Amendment.

(d)    Romeo Asset Purchase Documents. Bank shall have received true and correct executed copies of the Romeo Asset Purchase Agreement and all principal Romeo Asset Purchase Documents with respect thereto.

(e)    Closing of the Romeo Asset Purchase. Bank shall have received satisfactory evidence that the Romeo Asset Purchase has been duly consummated or shall be duly consummated immediately upon the funding of the Supplemental Term Loan in compliance with Applicable Law and substantially in accordance with the Romeo Asset Purchase Documents.

(f)    Fees. Borrower shall have paid to Bank the Revolving Credit Commitment Fee and the Supplemental Term Loan Commitment Fee.

(g)    Payment of Bank’s Legal Fees and Expenses. Borrower shall have reimbursed (or shall concurrently with the satisfaction of the other conditions reimburse) Bank for, or if so directed by Bank, paid to Bank’s counsel directly, all sums due in payment of Bank’s reasonable and documented legal fees and expenses in connection with the preparation, negotiation and execution of this Amendment and all other documents being executed and delivered in connection herewith.

Section 5. Representations and Warranties of Borrower. Borrower hereby represents and warrants to Bank that the following are true and correct as of the Second Amendment Closing Date:

(a)    Each Borrower is a limited liability company, duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization or formation.

(b)    Each Borrower has the requisite power and authority to execute, deliver and perform its obligations under this Amendment.

(c)    The execution, delivery and performance of this Amendment are within Borrower’s powers, are not in conflict with the terms of the Governing Documents of Borrower, and do not result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower is bound or affected, which breach or default would reasonably be expected to have a Material Adverse Effect.

(d)    This Amendment and the other related documents to which Borrower is a party constitutes the legal, valid and binding obligation of Borrower, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

(e)    No approval, consent, exemption or other action by, or notice to or filing with, any Governmental Authority is necessary in connection with the execution, delivery, performance or enforcement of the Loan Documents except those that have been obtained or which the failure to obtain would not reasonably be expected to have a Material Adverse Effect.

(f)    Borrower has no grounds for disputing the validity or enforceability of the Credit Agreement or the other Loan Documents or any of its obligations thereunder.

(g)    As of the Second Amendment Closing Date, no Default or Event of Default has occurred and is continuing.

(h)    All representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of the Second Amendment Closing Date, in each case as if then made, other than representations and warranties that expressly relate solely to an earlier date.

(k)          Since August 5, 2025, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(i)          Attached hereto as Schedule I are true, correct and complete executed copies of the Romeo Asset Purchase Documents. The Romeo Asset Purchase will be effected, closed and consummated pursuant to, and substantially in accordance with, the terms and conditions of the Romeo Asset Purchase Documents, and with all applicable laws.

Section 6. Reaffirmation. Each Borrower hereby ratifies, affirms, acknowledges and agrees that the Loan Documents to which it is a party represent the valid, enforceable and collectible (subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity) obligations of such Borrower, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Each Borrower hereby agrees that, except as specifically set forth herein, this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. Except as specifically set forth herein, the Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Borrower in all respects.

Section 7.          Miscellaneous.

(a)    Effect of this Amendment. The execution, delivery and effectiveness of this Amendment (i) shall not operate as a waiver, consent or amendment of any right, power or remedy of Bank under the Credit Agreement or any other Loan Document, nor constitute a waiver, consent or amendment of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein and (ii) has not established any course of dealing among the parties hereto.

(b)    Counterparts and Electronic Signatures. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same instrument. Bank hereby acknowledges and agrees that this Amendment has been executed and accepted by Bank in the State of California. In the event that any signature is executed and delivered by e-mail delivery of a “.pdf” format data file or electronic signature complying with the U.S. federal ESIGN Act of 2000, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” or electronic signature page were an original hereof, with full legal force and effect, and the parties waive any rights they may have to object to such treatment.

(c)    Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

(d)    Captions. Section captions used in this Amendment are for convenience only, and shall not affect the construction of this Amendment.

(e)    Entire Agreement; Loan Document. This Amendment embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof. This Amendment shall constitute a Loan Document.

(f)    Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto their respective successors, successors-in-titles, and assigns.

Section 8. Governing Law. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:	IMAGE SOLUTIONS, LLC
a North Carolina limited liability company
	By:	/s/ Kent Hansen
Name: Kent Hansen Title: Vice President

STEEL BRIDGE ACQUISITION LLC, a Delaware limited liability company
	By:	/s/ Kent Hansen
Name: Kent Hansen Title: Vice President

[Signature Page to Consent and Second Amendment to Credit Agreement]

Agreed as of the date first written above: BANK: AVIDBANK

By:	/s/ Anthony Rodriguez
Name: Anthony Rodriguez Title: Managing Director

[Signature Page to Consent and Second Amendment to Credit Agreement]

Exhibit 5.3(c)

Compliance Certificate

TO:	AVIDBANK

FROM:	IMAGE SOLUTIONS, LLC and STEEL BRIDGE ACQUISITION LLC

The undersigned authorized officer of IMAGE SOLUTIONS, LLC, a North Carolina limited liability company (“Borrower 1”), and STEEL BRIDGE ACQUISITION LLC, a Delaware limited liability company (“Borrower 2”, and, together with Borrower 1, individually and collectively, “Borrower”), hereby certifies that in accordance with the terms and conditions of the Credit Agreement between Borrower and Bank dated as of September 26, 2024 (as amended, the “Agreement”) (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

Accounts Payable and Accounts Receivable Agings, Inventory Report, Borrowing Base Certificate	30 days after the last day of each month		Yes	No

Monthly financial statements including balance sheet, income statement, cash flow statement	30 days after the last day of each month		Yes	No

Compliance Certificate	30 days after the last day of each month		Yes	No

Annual financial statements (CPA Audited)	150 days after FYE		Yes	No

Bank Statements for Outside Accounts	5 Business Days after the last day of each fiscal month		Yes	No

Annual financial projections	30 days after FYE		Yes	No

Bookings report and logo/revenue churn data	30 days after the last day of each quarter		Yes	No

Financial Covenant	Required	Actual	Complies

Minimum Fixed Charge Coverage Ratio (tested quarterly)	1.15:1.00	1.00	Yes	No

Maximum Senior Leverage Ratio (tested monthly, except tested quarterly if less than or equal to 2.50)	3.00:1.00	1.00	Yes	No

New Intellectual Property Registrations:

Exhibit 5.3(c) - 1

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
IMAGE SOLUTIONS, LLC	AUTHORIZED SIGNER

Date:
BY
Verified:
NAME	AUTHORIZED SIGNER
No
TITLE
Date:

STEEL BRIDGE ACQUISITION LLC	Compliance Status	Yes

BY

NAME

TITLE